UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 10, 2005

Carter’s, Inc. The William Carter Company
(Exact name of registrants as specified in their charter)

Delaware Massachusetts	001-31829 333-22155	13-3912933 04-1156680
(States or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (404) 745-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On May 10, 2005, The William Carter Company (“TWCC”), a wholly-owned subsidiary of Carter’s Inc. (“Carter’s”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oshkosh B’Gosh, Inc. (“Oshkosh B’Gosh”), a Delaware corporation and Blue Merger Corp., a newly-formed Delaware corporation and a direct wholly-owned subsidiary of TWCC.

Under the terms of the Merger Agreement, Blue Merger Corp. will be merged (the “Merger”) with and into Oshkosh B’Gosh, with Oshkosh B’Gosh continuing as the surviving corporation.  At the effective time of the Merger, each outstanding share of common stock of Oshkosh B’Gosh will be cancelled and converted into the right to receive $26.00 in cash, without interest.  All outstanding stock options will be redeemed at the spread between the $26.00 and their exercise price.

Completion of  the Merger is subject to several conditions, including approval of the Merger by Oshkosh B’Gosh’s Class B stockholders, expiration or termination of applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The companies expect to close the transaction during Carter’s third fiscal quarter of 2005.  Certain stockholders of Oshkosh B’Gosh, Inc., owning over 75% of its Class B common stock, have entered into voting agreements in support of the transaction.  Under Oshkosh B’Gosh’s charter, the vote of 66.7% of its Class B common stock is required to approve the merger, and no Class A stockholder approval is required.

The foregoing summary of the proposed transaction and the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement attached as Exhibit 2.1, and incorporated herein by reference.

Engagement of Berkshire Partners LLC as Financial Advisor

On May 10, 2005, Carter’s Inc. entered into a letter agreement (the “Engagement Letter”) with Berkshire Partners, LLC (“Berkshire”).

Pursuant to the terms of the Engagement Letter, Berkshire has agreed to serve as financial advisor to Carter’s in connection with the acquisition of all or a portion of the stock or assets of Oshkosh B’Gosh.  If the proposed acquisition of OshKosh B’Gosh is consummated, Carter’s has agreed to pay Berkshire a transaction fee of $1,500,000. Carter’s has agreed to pay the transaction fee in cash upon consummation of the acquisition. Carter's has also agreed to indemnify Berkshire for third party claims relating to the engagement.

Bradley M. Bloom and Ross M. Jones, who are directors of Carter’s, are also Managing Directors of Berkshire Partners, LLC.

The foregoing summary of the Engagement Letter is subject to, and qualified in its entirety by, the Engagement Letter attached as Exhibit 10.1, and incorporated herein by reference.

Voting Agreement

                On May 10, 2005, TWCC entered into an agreement (the “Voting Agreement”) with holders of Class B common stock of Oshkosh B’Gosh, Inc. owning over 75% of its Class B common stock.  Pursuant to the terms of the Voting Agreement, those Class B stockholders that are party to the Voting Agreement have agreed to vote the shares that each is entitled to vote at the time of any vote of Oshkosh B’Gosh’s stockholders to approve the Merger and Merger Agreement.  These stockholders have also irrevocably and unconditionally granted a proxy appointing a designee of Carter’s to vote on the Merger and Merger Agreement.

The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by, the Voting Agreement attached as Exhibit 10.2, and incorporated herein by reference.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Carter’s and risks related to Carter’s business are detailed in Carter’s most recent annual report on Form 10-K for the fiscal year ended January 1, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Carter’s does not undertake an obligation to update forward-looking statements.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits:

	Exhibit 2.1	Agreement and Plan of Merger, dated as of May 10, 2005, by and among Carter’s Corporation, Blue Merger Corp., and Oshkosh B’Gosh, Inc.

	Exhibit 10.1	Engagement Letter, dated May 10, 2005, by and between Carter’s, Inc. and Berkshire Partners, LLC.

	Exhibit 10.2	Voting Agreement, dated May 10, 2005, by and between The William Carter Company and holders of the Class B common stock of Oshkosh B’Gosh, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.
THE WILLIAM CARTER COMPANY

May 11, 2005	By:	/s/ Michael D. Casey

Michael D. Casey
Executive Vice President;
Chief Financial Officer